                       HORACE MANN LIFE INSURANCE COMPANY
                               1 Horace Mann Plaza
                        Springfield, Illinois 62715-0001
                                 1-800-999-1030

                     Application for Group Annuity Contract

1.    Name of Applicant (employer):_____________________________________________

      Address:__________________________________________________________________

      Employer Identification Number (i.e. Tax ID)______________________________

2.    The group annuity contract is being applied for in connection with:

      [ ] Tax Deferred Annuity (Section 403(b) of the Internal Revenue Code)
      [ ] Section 457 plan
      [ ] Section 401 (a) plan

3.    Annuity Applied For: [ ] Group Flexible Premium Deferred Retirement
                               Annuity Contract

                           [ ] Group Flexible Premium Deferred Fixed and
                               Variable Retirement Annuity Contract

4.    Eligible Participants:____________________________________________________
                            ____________________________________________________
                            ____________________________________________________
                            ____________________________________________________
                            ____________________________________________________
                            ____________________________________________________

5. The Applicant is a: [ ] Public School System [ ] Other governmental agency.

I agree that the information provided above is full, complete and true to the best of my knowledge. For combination fixed and variable annuity contracts only, I understand that all payments and values provided by the contract, when based on investment experience of variable account(s), are variable and not guaranteed as to dollar amount.

Dated at___________________________this___________day of_________________,20___.

  ______________________________________  By:___________________________
             Applicant                       Title:

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                                 [HORACE MANN EDUCATED FINANCIAL SOLUTIONS LOGO]

HORACE MANN LIFE INSURANCE COMPANY

1 Horace Mann Plaza
Springfield, IL 62715-0001

ANNUITY ENROLLMENT FORM
A. PARTICIPANT INFORMATION

1. Annuitant's name (Last, first, initial)______________________________________
2. Sex: [ ] M   [ ] F    3. Age__________    4. Birth date (MM/DD/YY)____/__/___
5. Marital status: [ ] Married  [ ] Single
7. Occupation/code______________________     8. S.S. # or TIN___________________
9. Address______________________________    10. Telephone (____________)________
   _____________________________________
11. City________________________________    12. State _________ 13. ZIP code____

B. OWNER/PAYOR INFORMATION
1. Owner's name (Last, first, initial)__________________________________________
2. Sex: [ ] M  [ ] F  3. Age___________      4. Birth date (MM/DD/YY)____/__/___
5. Marital status: [ ] Married  [ ] Single
7. Occupation/code______________________     8. S.S. # or TIN___________________
9. Address______________________________    10. Telephone (____________)________
   _____________________________________
11. City________________________________    12. State______ 13. ZIP code________

C. TAX DESIGNATION OF PLAN
 [ ]403(b) [ ]457 [ ] 401 (a) Other___________________________

D. CONTRIBUTIONS

1. Month of first Payment____________________      2. Initial Payment___________
3. Total first year Payment__________________      4. COM:           [ ]/12
5. List Bill [ ] 1/26 [ ] 1/24 [ ] 1/20 [ ] 1/12 [ ] 1/10 [ ] 1/19
List bill group [ ] #12394 (certified employees) [ ] #12395 (non-certified employees)
[ ] Other_______________________________________________

E. INVESTMENT INSTRUCTIONS

Combination fixed and variable annuity contracts only
Investment                                                Future flexible premiums              Initial lump sum premiums
BlackRock Index Equity Portfolio (Service Class)         ________________________________%   ________________________________%
AllianceBernstein Premier Growth Portfolio               ________________________________%   ________________________________%
Davis Value Portfolio                                    ________________________________%   ________________________________%
Fidelity VIP Mid Cap Portfolio (SC 2)                    ________________________________%   ________________________________%
Lord Abbett Series Fund - Growth Opportunities Portfolio ________________________________%   ________________________________%
Ariel Appreciation Fund                                  ________________________________%   ________________________________%
Neuberger Berman Genesis Fund (Advisor Class)            ________________________________%   ________________________________%
Wilshire Variable Insurance Trust Small Cap
  Growth Fund - Horace Mann Shares                       ________________________________%   ________________________________%
Ariel Fund                                               ________________________________%   ________________________________%
Goldman Sachs VIT International Equity Fund              ________________________________%   ________________________________%

              Please complete the information on the reverse side.

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
 Templeton Foreign Smaller Companies Fund (Class A)     _________________________________%   ___________________________________%
 T. Rowe Price Science and Technology Fund
   (Advisor Class)                                      _________________________________%   ___________________________________%
 Putnam VT The George Putnam Fund of Boston
   (IB shares)                                          _________________________________%   ___________________________________%
 BlackRock Low Duration Bond Portfolio (Service Class)  _________________________________%   ___________________________________%
 BlackRock Liquidity Temp Fund (Service Class)          _________________________________%   ___________________________________%
 BlackRock Core Bond Total Return Portfolio
   (Service Class)                                      _________________________________%   ___________________________________%
 Horace Mann Fixed Account                              _________________________________%   ___________________________________%
 Total                                                                                100%                                   100%

F. BENEFICIARY INFORMATION
   Primary beneficiary________________     Relationship_________________________
   SS #_______________________________     Birth date (MM/DD/YY)______/_____/___
   Contingent Beneficiary_____________     Relationship_________________________
   SS #_______________________________     Birth date (MM/DD/YY)___/_____/______

 CONDITIONS IF PLAN IS A 401 (a) PLAN:
   If this enrollment form is used for a 401 (a) plan and the Participant is married, the Primary Beneficiary must be the Participant's spouse, unless the Participant's spouse consents to the designation of another person(s) as the Primary Beneficiary by signing the consent below. If the Participant is not married, the Primary Beneficiary may be any person(s).
   This Designation is subject to all the terms and provisions of the plan and shall be effective only if received by or on behalf of the Plan Administrator prior to the Participant's death.

 SPOUSE'S CONSENT TO BENEFICIARY DESIGNATION IF PLAN IS A 401 (a) PLAN:

I am the spouse of the participant whose name appears on the reverse side of this page. I understand that I have the right to all of my spouse's vested account in the Plan after my spouse dies. I agree to give up my right to the portion of the vested account for which my spouse has named one or more beneficiaries and to have that amount paid to those beneficiaries. Further:
      I understand that my spouse cannot change the name of any beneficiary in the future unless I agree to the change.
      I understand that by signing this consent, I may receive less money than I would have received if I had not signed this consent or I may receive nothing from the Plan after my spouse dies if my spouse has named beneficiaries other than me for his/her entire vested account.
      I understand that I do not have to sign this consent. I am signing this consent voluntarily.
      I understand that I cannot change this consent after I sign it. My decision on this consent is final.
      I understand that if I do not sign this consent, then I will receive my spouse's vested interest under the Plan when my spouse dies.
___________________________________________      _______________________________
   Signature of Participant's spouse (401 a)                Date Signed

__________________________________________________________    Official Seal:
 Signature of Plan representative or Notary Public (401 a)

I agree that the information provided above is full, complete and true to the e best of my knowledge. For combination fixed and variable annuity contracts only, I understand that all payments and values provided by the contract, when based on investment experience of variable account(s), are variable and not guaranteed as to dollar amount.

Signed at________________________________on (date)______________________________
Participant's signature_________________________________________________________
Plan representative______________________(if required)   (date)_________________
Agent's signature_________________________________________________(date)________
State Code______________ License #_______Registered principal___________________